Exhibit 99.1

Nascent Becomes First Nationwide Distributor of Imported
Foods Throughout Mexico
Friday May 11, 6:02 pm ET

Nascent Food Service Acquires Pasani and Becomes the First and Only Nationwide Distributor in Mexico Specializing in Imported Products

SAN DIEGO—(BUSINESS WIRE)—Nascent Wine Company, Inc. (OTCBB: NCTW - News), dba Nascent Foodservice, Inc., striving to be the largest food and beverage distributorship in Mexico, announced today that it has acquired Pasani, S.A De C.V., making Nascent a national player in the foodservice and retail trade.

Pasani is a Mexican-based company importing and distributing some of the most popular name brand European and Asian food products in all of Mexico. Pasani’s product lines consist of more than 200 private labeled and trademarked items under the Bonet and Mitsuki brands. Pasani’s current customers are retail chains such as Wal-Mart, Sam’s Club, Gigante, Superama, H.E.B., Calimax and Smart & Final.

Pasani currently sells and services 95% of the retail grocery and club stores in its market.

Sandro Piancone, CEO of Nascent, stated, “This is a major milestone in our company’s business plan. It effectively completes our geographical coverage throughout Mexico, making Nascent the first national distributor of imported products into Mexico.” Mr. Piancone went on to say, “We plan to continue to open or acquire distribution centers in some less populated areas, but as of now we reach over 80% of Mexico’s population and almost all of the high tourist areas.”

With this acquisition Nascent now has 11 strategically located distribution centers in Mexico: Tijuana (2), Cabo San Lucas, Puerto Penasco, Mexicali, Ensenada, Monterey, Mexico City (2), Guadalajara, and Cancun, allowing Nascent to service all of the country’s major metropolitan areas.

The company will also now have 3 U.S.-based exportation facilities located in San Diego, California, Laredo, Texas and Miami, Florida. The location of these centers allows the company to deliver products efficiently and effectively anywhere into Mexico.

Victor Petrone, President of Nascent stated, “For all the billions of dollars in food and beverage products imported into Mexico, we are the first and only one-stop-shop for nationwide distribution. That is very powerful in attracting new exclusive product lines.” He added, “With Nascent being a U.S.-based company, it adds to the simplicity of doing business for U.S., and most other, suppliers in Mexico.

Alejandro Gutierrez, CEO of Pasani stated, “We are very excited about the opportunities joining with Nascent will bring. It will give us a broader reach with our existing brands and access to most all of Nascent’s exclusive product lines for our present customers.”

About Pasani, S.A. De C.V.

Pasani, S.A. De C.V. is a Mexico-based food importing and distribution company. The 11-year-old company imports private label European and Asian food lines into Mexico. Pasani distributes its Bonet and Mitsuki brands to over 6,300 sales points in Mexico from warehouses in Mexico City, Guadalajara, Cancun and Monterey.

About Nascent Foodservice, Inc.

Nascent Foodservice is quickly becoming a leading food and beverage distributor throughout Mexico, marketing and distributing over 2,000 national and proprietary brand food and non-food products. Nascent strives to be the leading food and beverage distributor in Mexico and the only national broad-line importer of products into Mexico. Nascent Foodservice also has the exclusive right to distribute Miller Beer in Baja California, Mexico. In addition, Nascent sells select products from Nestle, Haagen-Dazs, General Mills, Ferrarelle Water, Cora Italian Food Products, Bonafont Water, Avasoft Ice Cream, Kabbalah Energy Drink, and Jolly Rancher Soda. Nascent is focused on acquiring the most profitable and well positioned distributors in Mexico with the best food and beverage portfolios in the country, selling to over 7,000 sales points including supermarkets, convenience stores and foodservice accounts. Nascent Foodservice, Inc. trades on the OTC Bulletin Board as Nascent Wine Company, Inc., ticker symbol NCTW.OB.

www.NascentFoodservice.com

Forward-Looking Statement Notice:

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including risks associated with integrating Pasani’s business and management team, the company’s ability to obtain additional financing to support its expansion and the effect of general economic and business conditions, among others. The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the company’s recent filings with the SEC, including its Annual Report on Form 10-KSB. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law.

Contact:

Pilot Financial Communications Network

Rick Gean, 480-247-2142 (Investor Relations)

info@pilotfcn.com